November 2026

Preliminary Pricing Supplement No. 20,045

Registration Statement Nos. 333-293641; 333-293641-01

Dated November 11, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest and do not guarantee the return of any of the principal amount at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the basket appreciates or does not depreciate at all over the term of the securities, you will receive for each security that you hold at maturity the upside payment of $249.00 per security in addition to the stated principal amount. If the final basket value is less than the initial basket value but greater than or equal to the downside threshold level of 80% of the initial basket value, meaning that the basket has depreciated by an amount less than or equal to 20%, you will receive a payment at maturity equal to the stated principal amount. However, if the final basket value is less than the downside threshold level, meaning that the basket has depreciated by more than 20% from its initial value, the payment due at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the full percentage decrease in the final basket value from the initial basket value. Under these circumstances, the payment at maturity per security will be less than $800 and could be zero. Accordingly, you may lose your entire initial investment in the securities. The securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and returns above the upside payment in exchange for the upside payment feature that applies to a limited range of performance of the basket. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per security
Pricing date:	November 30, 2026
Original issue date:	December 3, 2026 (3 business days after the pricing date)
Maturity date:	June 5, 2028
Aggregate principal amount:	$
Interest:	None
Basket:	The table sets forth the Bloomberg ticker symbol for and weighting of each basket component.

Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value**	Multiplier**
Bloom Energy Corporation class A common stock (the “BE Stock”)	BE	10%	$
EQT Corporation common stock (the “EQT Stock”)	EQT	10%	$
Cheniere Energy, Inc. common stock (the “LNG Stock”)	LNG	10%	$
GE Vernova Inc. common stock (the “GEV Stock”)	GEV	10%	$
NextEra Energy, Inc. common stock (the “NEE Stock”)	NEE	10%	$
Trane Technologies plc ordinary shares (the “TT Stock”)	TT	10%	$
Vertiv Holdings Co class A common stock (the “VRT Stock”)	VRT	10%	$
Vistra Corp. common stock (the “VST Stock”)	VST	10%	$
The Williams Companies, Inc. common stock (the “WMB Stock”)	WMB	10%	$
Exxon Mobil Holdings Corporation common stock (the “XOM Stock”)	XOM	10%	$
*Bloomberg ticker symbols are being provided for reference purposes only. **The initial basket component values and multipliers will be determined on the pricing date.

Payment at maturity per security:

●If the final basket value is greater than or equal to the initial basket value:

$1,000 + the upside payment

●If the final basket value is less than the initial basket value but greater than or equal to the downside threshold level, meaning the value of the basket has declined by no more than 20% from its initial basket value:

$1,000

●If the final basket value is less than the downside threshold level, meaning the value of the basket has declined by more than 20% from its initial basket value:

$1,000 × basket performance factor

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 20%, and possibly all, of your investment.

Upside payment:	$249.00 per security (24.90% of the stated principal amount)
Downside threshold level:	80, which is 80% of the initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:

100, which will be equal to the sum of the products of (i) the initial basket component value of each basket component, as set forth under “Basket—Initial basket component value” above, and (ii) the multiplier for such basket component, each of which will be determined on the pricing date.

Final basket value:	The sum of the products of (i) the basket component closing value of each basket component on the valuation date and (ii) the multiplier for such basket component.
Valuation date:	May 31, 2028, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting such basket component
CUSIP:	61781T2H5
ISIN:	US61781T2H50
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $953.80 per security, or within $35.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$20(1)
		$5(2)	$975
Total	$	$	$

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3)See “Use of proceeds and hedging” on page 24.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated April 8, 2026 Tax Supplement dated April 8, 2026   Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Investment Summary

Trigger Jump Securities

Principal at Risk Securities

The Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028 (the “securities”) can be used:

￭As an alternative to direct exposure to the basket that provides a fixed return of 24.90% per security if the basket has appreciated or has not depreciated at all over the term of the securities;

￭To potentially outperform the basket in a moderately bullish scenario; and

￭To obtain limited protection against the loss of principal in the event of a decline of the basket over the term of the securities, but only if the final basket value is greater than or equal to the downside threshold level.

If the final basket value is less than the downside threshold level, the securities are exposed on a 1:1 basis to the percentage decline of the final basket value from the initial basket value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 1.5 years
Upside payment:	$249.00 per security (24.90% of the stated principal amount)
Downside threshold level:	80% of the initial basket value
Basket component weightings:	10.00% for each basket component
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $953.80, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as

November 2026 Page 2

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2026 Page 3

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Key Investment Rationale

This 1.5-year investment does not pay interest or dividends but offers a fixed positive return of 24.90% if the basket appreciates or does not depreciate at all over the term of the securities and limited protection against a decline in the basket of up to 20%. However, if, as of the valuation date, the value of the basket has declined by more than 20% from the initial basket value, the payment at maturity per security will be less than $800 and could be zero.

Upside Scenario	If the final basket value is greater than or equal to the initial basket value, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $249.00.
Par Scenario

If the final basket value is less than the initial basket value but greater than or equal to the downside threshold level, which means that the basket has depreciated by no more than 20% from its initial basket value, the payment at maturity will be $1,000 per security.

Downside Scenario

If the final basket value is less than the downside threshold level, which means that the basket has depreciated by more than 20% from its initial basket value, you will lose 1% for every 1% decline in the value of the basket from the initial basket value (e.g., a 50% depreciation in the basket will result in a payment at maturity of $500 per security).

November 2026 Page 4

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

How the Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payout on the securities at maturity for a range of hypothetical percentage changes in the basket. The diagram is based on the following terms:

Stated principal amount:	$1,000 per security
Upside payment:	$249.00 per security (24.90% of the stated principal amount)
Downside threshold level:	80% of the initial basket value (-20% change in final basket value compared with initial basket value)

Trigger Jump Securities Payoff Diagram

How it works

◼Upside Scenario. If the final basket value is greater than or equal to the initial basket value, the investor would receive $1,000 plus the upside payment of $249.00.

◼Par Scenario. If the final basket value is less than the initial basket value but is greater than or equal to the downside threshold level, the investor would receive the $1,000 stated principal amount per security.

◼Downside Scenario. If the final basket value is less than the downside threshold level, the payment at maturity would be less than the stated principal amount of $1,000 by an amount that is proportionate to the full percentage decrease of the basket.

oFor example, if the final basket value declines by 50% from the initial basket value, the payment at maturity would be $500 per security (50% of the stated principal amount).

November 2026 Page 5

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee any return of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee payment of any of the principal amount at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final basket value. If the final basket value is less than the initial basket value but greater than or equal to the downside threshold level, you will receive only the principal amount of $1,000 per security. However, if the final basket value is less than the downside threshold level, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final basket value, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment. See “How the Trigger Jump Securities Work” above.

￭The appreciation potential is fixed and limited. Where the final basket value is greater than or equal to the initial basket value, the appreciation potential of the securities is limited to the upside payment of $249.00 per security (24.90% of the stated principal amount), even if the final basket value is significantly greater than the initial basket value.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each basket component at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

￭the volatility (frequency and magnitude of changes in value) and relative performance of each basket component,

￭interest and yield rates in the market,

￭geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or markets generally and which may affect the final basket value,

￭the availability of comparable instruments,

￭the time remaining until the maturity of the securities,

￭the occurrence of certain events affecting the basket components that may or may not require an adjustment to the adjustment factor, and

￭any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the price of the basket is at or below the initial basket value and especially if it is near or below the downside threshold level.

You cannot predict the future performance of the basket based on its historical performance. The common stock of GE Vernova Inc. began trading on March 27, 2024 and therefore has limited historical performance. If the final basket value is less than the downside threshold level, you will be exposed on a 1-to-1 basis to the full decline in the final basket value from the initial basket value. There can be no assurance that the final basket value will be greater than or equal to the initial basket value so that you will receive at maturity an amount that is

November 2026 Page 6

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the value of the basket at any time other than the valuation date. The final basket value will be the closing price of the basket on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the securities may be higher than the final basket value, the payment at maturity will be based solely on the value of the basket on the valuation date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no

November 2026 Page 7

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing in any of the basket components. As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket components. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the basket components and received the dividends paid or distributions made on them.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the downside threshold level, the final basket value, whether a market disruption event has occurred or any antidilution adjustment will be made, the basket performance factor, if applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final basket value (and of any antidilution adjustments). These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement for Jump Securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.
One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components), including trading in the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing values of the basket components on the valuation date, and, accordingly, the amount of cash you will receive at maturity, if any.

November 2026 Page 8

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket Components

￭Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the values of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket component prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket components may result in a significant disparity between the prices of the basket components on the valuation date and the overall performance of the basket components at any other point over the term of the securities.

￭There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company. The ordinary shares of Trane Technologies plc are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

￭We are not affiliated with the issuers of the basket components. We are not affiliated with any of the issuers of the basket components and the issuers of the basket components are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket components, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket components. The issuers of the basket components have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket components.

￭We may engage in business with or involving one or more of the issuers of the basket components without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket components without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket components or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket components, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket components. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket components. These research reports may or may not recommend that investors buy or hold the basket components. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket components in our research reports.

￭The closing prices of the basket components may come to be based on the value of the stock of companies other than the issuers of the basket components. Following certain corporate events relating to a basket component, such as a stock-for-stock merger where the basket component is not the surviving entity, you will receive at maturity an amount based on the closing price of the stock of a successor corporation to the issuer of the basket

November 2026 Page 9

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

component. Following certain other corporate events relating to a basket component, such as a merger event where holders of the basket component would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket component, the value of such cash consideration will be reallocated to the other, unaffected basket components. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks under “Description of Securities—Antidilution Adjustments” in the accompanying product supplement for Jump Securities. You should read this section in order to understand these and other adjustments that may be made to your securities.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the basket components, or engaging in transactions therein, and any such action could adversely affect the value of basket components or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket components. MS & Co., as calculation agent, will adjust the adjustment factor for a basket component for certain events affecting the basket component, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket component, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket components. For example, the calculation agent is not required to make any adjustments if the issuer of a basket component or anyone else makes a partial tender or partial exchange offer for that basket component. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the value of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

November 2026 Page 10

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the basket is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial basket value of 100 on November 10, 2026 (assuming that each basket component is weighted as described in “Basket” on the cover of this document) and illustrates the effect of the offset and/or correlation among the basket components during such period. The following graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance March 27, 2024 to November 10, 2026

November 2026 Page 11

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Bloom Energy Corporation Overview

Bloomberg Ticker Symbol: BE

Bloom Energy Corporation designs, manufactures, sells, and installs solid-oxide fuel cell systems for on-site power generation. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38598 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the BE Stock on November 10, 2026 was $185.42. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

BE Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 12

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

EQT Corporation Overview

Bloomberg Ticker Symbol: EQT

EQT Corporation is a natural gas production company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-03551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the EQT Stock on November 10, 2026 was $52.00. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

EQT Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 13

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Cheniere Energy, Inc. Overview

Bloomberg Ticker Symbol: LNG

Cheniere Energy, Inc. is an energy company focused on liquefied natural gas-related businesses. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-16383 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the LNG Stock on November 10, 2026 was $293.49. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

LNG Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 14

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

GE Vernova Inc. Overview

Bloomberg Ticker Symbol: GEV

GE Vernova Inc. designs, manufactures, delivers, and services technologies to create reliable and sustainable electric power systems, enabling electrification and decarbonization. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-41966 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the GEV Stock on November 10, 2026 was $797.04. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

GEV Stock Daily Basket Component Closing Levels March 27, 2024* to November 10, 2026

* The GEV Stock began trading on March 27, 2024 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 15

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

NextEra Energy, Inc. Overview

Bloomberg Ticker Symbol: NEE

NextEra Energy, Inc. is an electric power and energy infrastructure company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-08841 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the NEE Stock on November 10, 2026 was $86.27. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NEE Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 16

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Trane Technologies plc Overview

Bloomberg Ticker Symbol: TT

Trane Technologies plc provides climate-controlled solutions for residential and commercial applications. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-34400 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the TT Stock on November 10, 2026 was $420.82. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

TT Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 17

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Vertiv Holdings Co Overview

Bloomberg Ticker Symbol: VRT

Vertiv Holdings Co designs, manufactures and services digital infrastructure for data centers, communication networks, and commercial and industrial environments. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38518 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the VRT Stock on November 10, 2026 was $194.22. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

VRT Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 18

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Vistra Corp. Overview

Bloomberg Ticker Symbol: VST

Vistra is an integrated power and electricity company that provides power resources to communities and businesses. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38086 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the VST Stock on November 10, 2026 was $131.18. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

VST Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 19

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

The Williams Companies, Inc. Overview

Bloomberg Ticker Symbol: WMB

The Williams Companies, Inc. is an energy infrastructure company headquartered in Tulsa, Oklahoma that processes and transports natural gas. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-04174 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the WMB Stock on November 10, 2026 was $67.46. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

WMB Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 20

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Exxon Mobil Holdings Corporation Overview

Bloomberg Ticker Symbol: XOM

Exxon Mobil Holdings Corporation operates petroleum and petrochemicals businesses on a worldwide basis. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket component issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-02256 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket component issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete.

The basket component closing level of the XOM Stock on November 10, 2026 was $164.47. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

XOM Stock Daily Basket Component Closing Levels January 1, 2021 to November 10, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket component issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket component issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket component issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket component issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

November 2026 Page 21

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Basket component:	The accompanying product supplement refers to each basket component as an “underlying stock” or a “basket component.”
Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date for determining the final basket value.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2026 Page 22

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in

November 2026 Page 23

Morgan Stanley Finance LLC

Trigger Jump Securities Based on the Value of an Equally Weighted Basket of Ten Stocks due June 5, 2028

Principal at Risk Securities

order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the basket components, futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for Jump Securities, the tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the tax supplement or in the prospectus.

November 2026 Page 24